UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 2, 2012

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

On May 2, 2012, the Compensation Committee of the Board of Directors (the “Board”) of Multimedia Games Holding Company, Inc. (the “Company”) increased the annual base salary of Adam Chibib, the Company’s Chief Financial Officer, from $334,750 to $375,000, and the annual base salary of Joaquin J. Aviles, the Company’s Vice President – Technology, from $244,110 to $262,000, each effective as of May 3, 2012.  In addition, Mr. Aviles’ target and stretch bonuses have been amended to 60% from 40%, and 100% from 60%, respectively; in order to bring Mr. Aviles’ annual incentive bonus in line with the Company’s other Named Executive Officers. In making this decision, the Company took into account the factors and considerations discussed in the “Compensation Discussion and Analysis” in the Company’s most recent proxy statement.  All other terms of Mr. Chibib’s and Mr. Aviles’ employment remain unchanged.

Item 5.05  Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 2, 2012, our Board, upon the recommendation of the Audit and the Nominating and Governance Committees, amended certain provisions of our Code of Business Conduct and Ethics (the “Code of Conduct”).  The revised Code of Conduct, among other things, bolsters provisions on the Foreign Corrupt Practices Act, gifts and entertainment; adds provisions on political contributions and activities; eliminates the separate code of conduct for the Company’s Chief Executive Officer and Chief Financial Officer by incorporating additional substantive provisions from that previously separate code into the Code of Conduct; adds language to make clear the Company’s obligation to maintain accurate records; revises the insider trading provisions to make the language consistent with the Company’s current insider trading policy; and revises the meal and entertainment provision.  The Code of Conduct also describes the procedures for waivers of the Code of Conduct and for reporting suspected violations of the Code of Conduct.  The foregoing summary is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05.

A copy of the Code of Conduct is publicly available on our Company website at ir.multimediagames.com/governance.cfm.

Item 8.01  Other Events

On May 8, 2012, Patrick J. Ramsey, the Company’s Chief Executive Officer, announced he is entering into a pre-arranged stock trading plan in accordance with guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy (a “Trading Plan”).  Rule 10b5-1 permits insiders, at a time when the insiders are not in possession of material, non-public information about the Company, to enter into pre-arranged plans for buying or selling Company stock.

Mr. Ramsey’s Trading Plan provides for the sale of up to 150,000 shares of Company stock, less than 14% of his total present Company holdings, beginning 14 days after entering into the Trading Plan, which is consistent with the Company’s insider trading policy.  Shares would be sold under the Trading Plan in the open market at certain minimum price thresholds, which may or may not be achieved.  There is no assurance that any or all of the shares in Mr. Ramsey’s Trading Plan will, in fact, be sold.  Mr. Ramsey will have no control over the timing of the stock sales under his Trading Plan.  Mr. Ramsey’s Trading Plan is scheduled to expire on November 22, 2012.

Mr. Ramsey has entered into the Trading Plan for personal portfolio diversification.  Any actual stock sales under the Trading Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations, through appropriate filings with the U.S. Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: May 8, 2012	By:	/s/ Jerome R. Smith
Jerome R. Smith
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics